UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 3, 2015

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(949) 535-2022

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Items 2.01 and 2.03 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 3, 2015, through four wholly-owned subsidiaries, we acquired four assisted living and memory care facilities located in Green Bay and Appleton, Wisconsin (the “Cottage Properties”), for an aggregate purchase price of $18.4 million, which was funded through cash on hand plus the proceeds from the loan described in Item 2.03 below. The Cottage Properties are leased to an affiliate of Compass Senior Living under 12 year triple net leases. The information in Item 2.03 below is hereby incorporated in this Item 2.01.

The press release is attached to this Current Report as Exhibit 99.1 and hereby incorporated to this Item 2.01 of the Form 8-K.

The foregoing description of our purchase of the Cottage Properties set forth above is qualified in its entirety by reference to the full text of the applicable definitive purchase and sale agreement, a copy of which is filed herewith and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We acquired our interest in the Cottage Properties subject to a first priority mortgage loan collateralized by the four Cottage Properties. On November 2, 2015, we entered into a loan agreement with Pacific Western Bank for $13.5 million. All borrowing availability under this loan is outstanding. The loan, which bears interest at the One Month LIBOR (London Interbank Offer Rate), with a floor of 19 basis points, plus a spread of 4.50%, has a 25 year amortization schedule and matures on November 3, 2018. The loan is interest only for the first 18 months and may be prepaid after 12 months with no penalty if the Cottage Properties are refinanced through the Department of Housing and Urban Development.

The foregoing description of our loan with Pacific Western Bank set forth above is qualified in its entirety by reference to the full text of the applicable definitive term loan and security agreement, a copy of which is filed herewith and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Term Loan and Security Agreement between Summit Appleton, LLC, Summit Carrington Manor, LLC, Summit Marla Vista Manor, LLC, and Summit Marla Vista Gardens, LLC as borrowers and Pacific Western Bank, as lender, dated November 2, 2015.

10.2	Purchase and Sale Agreement, made and entered into by and among Summit Healthcare REIT, Inc., as buyer, and Wisconsin Manor Investors, LLC, Carolina Manor Assisted Living of Appleton, LLC, Wisconsin Carrington Manor Investors, LLC, Carrington Manor Assisted Living of Greenbay, LLC, Wisconsin Marla Vista Manor Investors, LLC, Marla Vista Manor Assisted Living of Greenbay, LLC, Wisconsin Lancaster Manor Investors, LLC, and Lancaster Manor Assisted Living of Greenbay, LLC, as sellers, dated as of August 25, 2015.

99.1	Press release issued November 5, 2015, titled “Summit Healthcare REIT, Inc. acquires four assisted living and memory care facilities in Wisconsin”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

	By:	/s/ Elizabeth A. Pagliarini
	Name:	Elizabeth A. Pagliarini
	Title:	Chief Financial Officer

Dated: November 6, 2015